Exhibit 10.1

CITY OFFICE REIT, INC.

AMENDMENT TO THE

CITY OFFICE REIT, INC. EQUITY INCENTIVE PLAN

This Amendment (the “Amendment”) to the City Office REIT, Inc. Equity Incentive Plan (the “Plan”) is adopted by the Board of Directors of City Office REIT, Inc. (the “Company”) on March 7, 2019, to be effective as of January 1, 2019 upon approval of the Amendment by the Company’s stockholders of common stock.

1. Capitalized terms used herein but not otherwise defined shall have the meaning given to such terms in the Plan.

2. Section 2(b) of the Plan is hereby modified as follows:

“[Reserved]”

3. Section 2(e) of the Plan is hereby modified as follows:

““Cause” shall mean, unless otherwise provided in the Grantee’s Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company, the Subsidiaries or any of their respective affiliates, (iii) the Grantee’s conviction of, or plea of nolo contendere to, a felony or a crime of moral turpitude, or any crime involving the Company, the Subsidiaries or any of their respective affiliates, (iv) fraud, misappropriation, embezzlement or material or repeated insubordination, (v) a material breach of the Grantee’s employment agreement (if any) with the Company, the Subsidiaries or any of their respective affiliates (other than a termination of employment by the Grantee), or (vi) any illegal act detrimental to the Company, the Subsidiaries or any of their respective affiliates, all as determined by the Committee.”

4. Section 2(g) of the Plan is hereby modified as follows:

““Committee” shall mean the Compensation Committee of the Company as appointed by the Board in accordance with Section 4 of the Plan; provided, however, that the Committee shall at all times consist solely of persons who, at the time of their appointment, are qualified as a “Non-Employee Director” under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.”

5. Section 2(x) of the Plan is hereby modified as follows:

““Participating Companies” shall mean the Company, the Subsidiaries and any of their respective affiliates, which, with the consent of the Board participates in the Plan.”

6. Section 3 of the Plan is hereby modified as follows:

“The effective date of the Plan is January 1, 2019.”

7. Section 6 of the Plan is hereby modified as follows:

“Subject to adjustments pursuant to Section 16, Grants with respect to an aggregate of no more than 1,263,580 Shares may be granted under the Plan (all of which may be issued as Options); provided, however, that effective January 1, 2019, Grants with respect to an aggregate of no more than 2,263,580 Shares may be granted under the Plan (all of which may be issued as Options). (i) The maximum number of Shares with respect to which any Options may be granted in any one year to any Grantee shall not exceed 150,000, and (ii) the maximum number of Shares that may underlie Grants, other than Grants of Options, in any one year to any Grantee shall not exceed 150,000. Notwithstanding the first sentence of this Section 6, (i) Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options, Restricted Stock Units or Phantom Shares but are later forfeited or for any other reason are not payable under the Plan; and (ii) Shares as to which an Option is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option, may be the subject of the issue of further Grants. Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, or treasury shares. The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Agreement, or as the Committee may otherwise deem appropriate. For the avoidance of doubt, Shares subject to DERs shall be subject to the limitation of this Section 6. Notwithstanding the limitations above in this Section 6, there shall be no limit on the number of Phantom Shares or DERs to the extent they are paid out in cash that may be granted under the Plan. If any Phantom Shares or DERs are paid out in cash, the underlying Shares may again be made the subject of Grants under the Plan, notwithstanding the first sentence of this Section 6. A Grant of LTIP Units under Section 13 hereof shall be treated for purposes of the limits in this Section 6 as a Grant covering Shares on a 1 Share for 1 LTIP Unit basis.”

8. Section 9(a) of the Plan is hereby modified as follows:

“Vesting Periods. In connection with the grant of Restricted Stock, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 9, the applicable Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.”

9. Section 9(c)(i) of the Plan is hereby modified as follows:

Each Grantee of Restricted Stock shall be issued a certificate in respect of Shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the Grantee. Without limiting the generality of Section 6, in addition to any legend that might otherwise be required by the Board or the Company’s charter, bylaws or other applicable documents, the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the applicable Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Grant, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE CITY OFFICE REIT, INC. EQUITY INCENTIVE PLAN, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND CITY OFFICE REIT, INC. COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF CITY OFFICE REIT, INC. AT 666 BURRARD STREET, SUITE 3210, VANCOUVER, BRITISH COLUMBIA, V6C 2X8.

10. Section 10(a)(i) of the Plan is hereby modified as follows:

“In connection with the grant of Restricted Stock Units, the Committee shall establish one or more vesting periods with respect to the Restricted Stock Units, the length of which shall be determined in the discretion of the Committee.”

11. Section 12(a) of the Plan is hereby modified as follows:

“Grant of DERs. Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the Agreements, authorize the granting of DERs to Eligible Persons based on the dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date a Grant is issued, and the date such Grant is exercised, vests or expires, as determined by the Committee. Such DERs shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee. If a DER is granted in respect of another Grant hereunder, then, unless otherwise stated in the Agreement, or, in the appropriate case, as determined by the Committee, in no event shall the DER be in effect for a period beyond the time during which the applicable related portion of the underlying Grant has been exercised or otherwise settled, or has expired, been forfeited or otherwise lapsed, as applicable. With respect to DERs granted with respect to Grants that vest upon satisfaction of criteria other than solely continued service, payment in settlement of the DERs shall not be made to the Grantee prior to the date on which, and only to the extent that, the related Grant vests and the DERs shall be forfeited in the event, and to the extent, the related Grant is forfeited.”

12. Section 14 of the Plan is hereby modified as follows:

“[Reserved]”

13. Section 15 of the Plan is hereby modified as follows:

“Term of Plan. Grants may be granted pursuant to the Plan until the expiration of 10 years from the effective date of the Plan, as amended by the Amendment.”

14. Section 16(a) of the Plan is hereby modified as follows:

“(a) Subject to any required action by stockholders and to the specific provisions of Section 17, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than ordinary cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Grants, then:

(i) the maximum aggregate number of Shares which may be made subject to Options and DERs under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock and Restricted Stock Units that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Grants which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

(ii) the Committee shall take any such action as in its discretion shall be necessary to maintain each Grantees’ rights hereunder (including under their applicable Agreements) so that they are, in their respective Grants, substantially proportionate to the rights existing in such Grants prior to such event, including, without limitation, adjustments in (A) the number and kind of shares or other property to be distributed in respect of the Grant, (B) the Exercise Price, Purchase Price and Phantom Share Value, and (C) performance-based criteria established in connection with Grants; provided that, in the discretion of the Committee, the foregoing clause (C) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 16(a) had the event related to the Company. In addition, the Committee may provide a cash bonus in lieu of adjustment if it determines such a bonus is appropriate.

To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to all outstanding Grants, the number of Shares (or units) available under Section 6 above shall be increased or decreased, as the case may be, proportionately.”

15. Section 16(j) of the Plan is hereby modified as follows:

““Change of Control” shall mean the occurrence of any one of the following events:

(i) any “person,” including a “group,” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and, with respect to any particular Eligible Employee, the Eligible Employee and any “group,” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Eligible Employee is a member), is or becomes the “beneficial owner,” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding Shares; or

(ii) members of the Board at the beginning of any consecutive 12-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any Director whose election, or nomination for election by the Company’s stockholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 12-calendar-month period, shall be deemed to be an Incumbent Director; or

(iii) there shall occur (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 50% or more of the Shares then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 50% or more of the combined voting power of all then outstanding voting securities; provided, however, that, if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of this subsection (j).

Notwithstanding the foregoing, no event or condition shall constitute a Change of Control to the extent that, if it were, an excise tax would be imposed upon or with respect to any Grant under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change of Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such excise tax.”

16. Exhibit A of the Plan is hereby modified as follows:

“[RESERVED]”

17. This Amendment shall be effective as of January 1, 2019 when it is approved by the Company’s stockholders.

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